UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

Commission file number 000-29603

Forster Drilling Corporation
(Exact name of small business issuer as specified in its charter)

                        Nevada                            91-2070995
                (State or other jurisdiction of incorporation or organization)         (IRS Employer Identification No.)

                   6371 Richmond, #275, Houston, Texas                        77057
                  (Address of principal executive offices)         (Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8125

Former name or former address, if changed since last report: Process Technology Systems, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed to amend Item 4.01 and Item 9.01 in response to a comment letter received from the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 18, 2007, the board of directors of Forster Drilling Corporation (the “Company”) authorized the engagement of John M. James, CPA as its new independent accountant to be effective immediately. During the two most recent fiscal years and through the date of this Current Report, neither the Company nor anyone on its behalf has consulted with John M. James regarding any of the following:

(i)	the application of accounting principles to a specified transaction, either completed or proposed;
(ii)
the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to accounting, auditing or financial reporting issues; or

(iii)
any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v).

On January 18, 2007 (“Dismissal Date”), the Company sent notice Malone & Bailey, PC that the Company was terminating Malone & Bailey, PC’s relationship with the Company as its auditor. The termination of the relationship with the Company’s auditor was approved by our board of directors on January 18, 2007.

On May 30, 2006, the Company (f/k/a Process Technology Systems, Inc.) entered into an agreement and plan of reorganization with Forster Tool & Supply, Inc. (f/k/a Forster Drilling Corporation) (“Forster Tool”) whereby Forster Tool transferred all of their outstanding shares of common stock to the Company in exchange for Company shares of common stock (“Reorganization”). The Company’s Current Report on Form 8-K filed with the SEC on July 28, 2006 reports that Malone & Bailey, P.C. served as the auditor of Forster Tool before the Reorganization and thereafter became the auditor of the Company.

In connection with the prior audits of Forster Tool and the review of the Company for the interim period up to and including the nine months ended August 31, 2006, and for the subsequent interim period up to and including the Dismissal Date, there have been no disagreements with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On January 25, 2007, Malone & Bailey, PC sent the Company a letter addressed to the Securities and Exchange Commission stating that Malone & Bailey, PC agrees with the statements made in this Current Report. Such letter is attached hereto as Exhibit 16.1.

On January 25, 2007, the Company sent a letter addressed to the Securities and Exchange Commission (“SEC”) in response to the SEC’s comment letter to the Company, dated January 24, 2007, whereby the Company acknowledged that the following: (i) the Company is responsible for the adequacy and accuracy of the disclosure in this Current Report; (ii) staff comments or changes in disclosure in response to staff comments do not foreclose the SEC from taking any action with respect to the filing; and (iii) the Company may not assert staff comments as a defense in any proceeding initiated by the SEC or any person under the federal securities laws of the United States. Such letter is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are to be filed as part of this 8-K:

  EXHIBIT NO. IDENTIFICATION OF EXHIBIT
16.1   Letter from Malone & Bailey, PC
99.1   Letter to Securities Exchange Commission

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FORSTER DRILLING CORPORATION

                                              By: /s/ F. E. Forster III
                                                    F. E. Forster III, Chief Executive Officer

DATE: January 25, 2007

EXHIBIT INDEX

Exhibit No.    Description
-------------         -----------
16.1       Letter from Malone & Bailey, PC
99.1         Letter to Securities Exchange Commission